Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $127.8 MILLION AND ADJUSTED EBITDA

OF $364.2 MILLION FOR SECOND QUARTER FISCAL 2015

•	Second Quarter Net Income of $127.8 Million and Net Income per Diluted Share

of $0.13, Compared to Prior Year’s Second Quarter Net Income of $32.8 Million

and Net Income per Diluted Share of $0.03

•	Second Quarter Adjusted EBITDA of $364.2 Million Compared to Adjusted EBITDA

of $341.6 Million in Prior Second Quarter

•	Rite Aid Lowers Guidance for Fiscal 2015

CAMP HILL, Pa. (Sept. 18, 2014) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal second quarter ended August 30, 2014. The company reported revenues of $6.5 billion, net income of $127.8 million or $0.13 per diluted share, and Adjusted EBITDA of $364.2 million, or 5.6 percent of revenues.

“In the second quarter, our team of dedicated Rite Aid associates worked together to execute our strategy and deliver results that reflect growth in net income and Adjusted EBITDA and significant increases in same-store sales and prescription count,” said Rite Aid Chairman and CEO John Standley. “Heading forward, while we believe that our key initiatives will continue to drive top-line growth, we are revising our guidance based on lower than anticipated pharmacy margin in the second half of Fiscal 2015. As we navigate these headwinds, we will remain focused on growing our business, generating continued operational efficiencies and positioning our associates to deliver a consistently outstanding experience for our customers.”

Second Quarter Summary

Revenues for the quarter were $6.5 billion versus revenues of $6.3 billion in the prior year’s second quarter. Revenues increased 3.9 percent primarily as a result of an increase in pharmacy same store sales.

Same store sales for the quarter increased 4.1 percent over the prior year, consisting of a 1.1 percent increase in front-end sales and a 5.6 percent increase in pharmacy sales. Pharmacy sales included an approximate

199 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 3.7 percent over the prior year period. Prescription sales accounted for 68.8 percent of total drugstore sales, and third party prescription revenue was 97.5 percent of pharmacy sales.

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Rite Aid FY 2015 Q2 Press Release - page 2

Net income was $127.8 million or $0.13 per diluted share compared to last year’s second quarter net income of $32.8 million or $0.03 per diluted share. The improvement in net income resulted primarily from an increase in Adjusted EBITDA, a lower LIFO charge due to pharmacy inventory reductions and a $62.2 million loss on debt retirement in the prior year, partially offset by higher income tax expense.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $364.2 million or

5.6 percent of revenues for the second quarter compared to $341.6 million or 5.4 percent of revenues for the like period last year. Adjusted EBITDA improved due to an increase in front-end and pharmacy gross profit, partially offset by an increase in selling, general and administrative expenses related to our higher level of sales. The improved pharmacy gross profit was driven by the increase in pharmacy revenues and the impact on inventory valuation related to the company’s transition to its new drug purchasing and delivery arrangement with McKesson, partially offset by lower reimbursement rates. The net effect on inventory valuation resulting from the transition to the outsourced McKesson arrangement is not expected to be material to Fiscal 2015 results, but did increase gross profit, Adjusted EBITDA and pre-tax income by approximately $40 million in the second quarter.

In the second quarter, the company relocated 5 stores, remodeled 117 stores and expanded 1 store, bringing the total number of wellness stores chainwide to 1,433. The company also opened 1 store and closed 10 stores, resulting in a total store count of 4,572 at the end of the second quarter.

Rite Aid Lowers Fiscal 2015 Guidance

Based upon current estimates for reimbursement rates and anticipated lower profitability from new generics and generic drugs that recently lost exclusivity, the company is expecting decreases in pharmacy margin in the second half of Fiscal 2015 as compared to its prior estimates and therefore is lowering its guidance for Adjusted EBITDA, net income and net income per diluted share. Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $1.200 billion and $1.275 billion. Net income is expected to be between $223.0 million and $333.0 million and income per diluted share between $0.22 and $0.33. The company is also narrowing guidance for sales and same store sales. Sales are expected to be between $26.0 billion and $26.3 billion and same store sales to range from an increase of 3.00 percent to an increase of 4.00 percent over Fiscal 2014. Capital expenditures are expected to be approximately $525 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at

12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Sept. 20, 2014. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 96416227.

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Rite Aid FY 2015 Q2 Press Release - page 3

Rite Aid is one of the nation’s leading drugstore chains with 4,572 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income, the most comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, sale of assets and investments and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	August 30, 2014	March 1, 2014
ASSETS
Current assets:
Cash and cash equivalents	$185,758	$146,406
Accounts receivable, net	954,785	949,062
Inventories, net of LIFO reserve of $1,021,670 and $1,018,581	2,922,203	2,993,948
Prepaid expenses and other current assets	131,281	195,709
Total current assets	4,194,027	4,285,125
Property, plant and equipment, net	2,006,872	1,957,329
Goodwill	73,103	-
Other intangibles, net	411,295	431,227
Other assets	274,047	271,190
Total assets	$6,959,344	$6,944,871

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$113,070	$49,174
Accounts payable	1,205,834	1,292,419
Accrued salaries, wages and other current liabilities	1,092,072	1,165,859
Total current liabilities	2,410,976	2,507,452
Long-term debt, less current maturities	5,570,583	5,632,798
Lease financing obligations, less current maturities	68,633	75,171
Other noncurrent liabilities	815,677	843,152
Total liabilities	8,865,869	9,058,573

Commitments and contingencies	-	-
Stockholders' deficit:
Common stock	981,339	971,331
Additional paid-in capital	4,494,704	4,468,149
Accumulated deficit	(7,346,553)	(7,515,848)
Accumulated other comprehensive loss	(36,015)	(37,334)
Total stockholders' deficit	(1,906,525)	(2,113,702)
Total liabilities and stockholders' deficit	$6,959,344	$6,944,871

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended August 30, 2014	Thirteen weeks ended August 31, 2013
Revenues	$6,522,584	$6,278,165
Costs and expenses:
Cost of goods sold	4,628,005	4,461,804
Selling, general and administrative expenses	1,640,524	1,602,931
Lease termination and impairment charges	7,111	11,390
Interest expense	100,950	106,716
Loss on debt retirements, net	-	62,172
Gain on sale of assets, net	(1,715)	(1,885)

	6,374,875	6,243,128

Income before income taxes	147,709	35,037
Income tax expense	19,860	2,210
Net income	$127,849	$32,827

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$127,849	$32,827
Accretion of redeemable preferred stock	-	(26)
Cumulative preferred stock dividends	-	(2,772)
Income attributable to common stockholders - basic	127,849	30,029
Add back - Interest on convertible notes	1,364	-
Income attributable to common stockholders - diluted	$129,213	$30,029

Denominator:
Basic weighted average shares	970,664	901,992
Outstanding options and restricted shares, net	26,132	44,726
Convertible notes	24,796	-

Diluted weighted average shares	1,021,592	946,718

Basic and diluted income per share	$0.13	$0.03

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended August 30, 2014	Twenty-six weeks ended August 31, 2013
Revenues	$12,988,115	$12,571,222
Costs and expenses:
Cost of goods sold	9,290,557	8,933,870
Selling, general and administrative expenses	3,284,878	3,212,192
Lease termination and impairment charges	11,959	22,362
Interest expense	201,770	219,780
Loss on debt retirements, net	-	62,172
Gain on sale of assets, net	(2,085)	(7,065)

	12,787,079	12,443,311

Income before income taxes	201,036	127,911
Income tax expense	31,741	5,422
Net income	$169,295	$122,489

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$169,295	$122,489
Accretion of redeemable preferred stock	-	(51)
Cumulative preferred stock dividends	-	(5,504)
Income attributable to common stockholders - basic	169,295	116,934
Add back - Interest on convertible notes	2,728	2,728
Income attributable to common stockholders - diluted	$172,023	$119,662

Denominator:
Basic weighted average shares	966,997	897,993
Outstanding options and restricted shares, net	26,141	40,143
Convertible notes	24,796	24,800

Diluted weighted average shares	1,017,934	962,936

Basic income per share	$0.18	$0.13
Diluted income per share	$0.17	$0.12

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended August 30, 2014	Thirteen weeks ended August 31, 2013
Net income	$127,849	$32,827
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	660	1,262
Total other comprehensive income	660	1,262
Comprehensive income	$128,509	$34,089

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Twenty-six weeks ended August 30, 2014	Twenty-six weeks ended August 31, 2013
Net income	$169,295	$122,489
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,319	2,525
Total other comprehensive income	1,319	2,525
Comprehensive income	$170,614	$125,014

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended August 30, 2014	Thirteen weeks ended August 31, 2013

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,522,584	$6,278,165
Cost of goods sold	4,628,005	4,461,804
Gross profit	1,894,579	1,816,361
LIFO charge	1,544	23,000
FIFO gross profit	1,896,123	1,839,361

Gross profit as a percentage of revenues	29.05%	28.93%
LIFO charge as a percentage of revenues	0.02%	0.37%
FIFO gross profit as a percentage of revenues	29.07%	29.30%

Selling, general and administrative expenses	1,640,524	1,602,931
Selling, general and administrative expenses as a percentage of revenues	25.15%	25.53%

Cash interest expense	96,558	102,556
Non-cash interest expense	4,392	4,160
Total interest expense	100,950	106,716

Adjusted EBITDA	364,166	341,589
Adjusted EBITDA as a percentage of revenues	5.58%	5.44%

Net income	127,849	32,827
Net income as a percentage of revenues	1.96%	0.52%

Total debt	5,752,286	6,051,559
Invested cash	50,577	1,629
Total debt net of invested cash	5,701,709	6,049,930

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	99,291	89,944
Intangible assets acquired	20,437	23,865
Total cash capital expenditures	119,728	113,809
Equipment received for noncash consideration	1,337	-
Equipment financed under capital leases	2,242	7,744
Gross capital expenditures	$123,307	$121,553

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended August 30, 2014	Twenty-six weeks ended August 31, 2013

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$12,988,115	$12,571,222
Cost of goods sold	9,290,557	8,933,870
Gross profit	3,697,558	3,637,352
LIFO charge	3,089	35,000
FIFO gross profit	3,700,647	3,672,352

Gross profit as a percentage of revenues	28.47%	28.93%
LIFO charge as a percentage of revenues	0.02%	0.28%
FIFO gross profit as a percentage of revenues	28.49%	29.21%

Selling, general and administrative expenses	3,284,878	3,212,192
Selling, general and administrative expenses as a percentage of revenues	25.29%	25.55%

Cash interest expense	192,993	211,104
Non-cash interest expense	8,777	8,676
Total interest expense	201,770	219,780

Adjusted EBITDA	646,779	686,367
Adjusted EBITDA as a percentage of revenues	4.98%	5.46%

Net income	169,295	122,489
Net income as a percentage of revenues	1.30%	0.97%

Total debt	5,752,286	6,051,559
Invested cash	50,577	1,629
Total debt net of invested cash	5,701,709	6,049,930

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	193,633	170,850
Intangible assets acquired	40,023	35,651
Total cash capital expenditures	233,656	206,501
Equipment received for noncash consideration	1,337	-
Equipment financed under capital leases	3,925	13,117
Gross capital expenditures	$238,918	$219,618

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended August 30, 2014	Thirteen weeks ended August 31, 2013

Reconciliation of net income to adjusted EBITDA:
Net income	$127,849	$32,827
Adjustments:
Interest expense	100,950	106,716
Income tax expense	19,860	2,210
Depreciation and amortization	101,484	99,247
LIFO charge	1,544	23,000
Lease termination and impairment charges	7,111	11,390
Other	5,368	66,199
Adjusted EBITDA	$364,166	$341,589
Percent of revenues	5.58%	5.44%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Twenty-six weeks ended August 30, 2014	Twenty-six weeks ended August 31, 2013

Reconciliation of net income to adjusted EBITDA:
Net income	$169,295	$122,489
Adjustments:
Interest expense	201,770	219,780
Income tax expense	31,741	5,422
Depreciation and amortization	204,589	200,493
LIFO charge	3,089	35,000
Lease termination and impairment charges	11,959	22,362
Other	24,336	80,821
Adjusted EBITDA	$646,779	$686,367
Percent of revenues	4.98%	5.46%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended August 30, 2014	Thirteen weeks ended August 31, 2013

OPERATING ACTIVITIES:
Net income	$127,849	$32,827
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	101,484	99,247
Lease termination and impairment charges	7,111	11,390
LIFO charge	1,544	23,000
Gain on sale of assets, net	(1,715)	(1,885)
Stock-based compensation expense	5,736	3,837
Loss on debt retirements, net	-	62,172
Excess tax benefit on stock options	(16,536)	-
Changes in operating assets and liabilities:
Accounts receivable	(40,906)	(41,054)
Inventories	9,542	(102,861)
Accounts payable	(113,074)	51,747
Other assets and liabilities, net	41,448	(58,955)
Net cash provided by operating activities	122,483	79,465
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(99,291)	(89,944)
Intangible assets acquired	(20,437)	(23,865)
Acquisition of Health Dialog and RediClinic, net of cash acquired	(4,487)	-
Proceeds from dispositions of assets and investments	4,229	3,088
Net cash used in investing activities	(119,986)	(110,721)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	1,310,000
Net proceeds from revolver	54,000	135,000
Principal payments on long-term debt	(8,180)	(1,317,593)
Change in zero balance cash accounts	(48,967)	(4,452)
Net proceeds from the issuance of common stock	3,887	5,519
Financing fees paid for early debt redemption	-	(45,636)
Excess tax benefit on stock options	16,536	-
Deferred financing costs paid	(18)	(16,317)
Net cash provided by financing activities	17,258	66,521
Increase in cash and cash equivalents	19,755	35,265
Cash and cash equivalents, beginning of period	166,003	108,902
Cash and cash equivalents, end of period	$185,758	$144,167

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended August 30, 2014	Twenty-six weeks ended August 31, 2013

OPERATING ACTIVITIES:
Net income	$169,295	$122,489
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	204,589	200,493
Lease termination and impairment charges	11,959	22,362
LIFO charge	3,089	35,000
Gain on sale of assets, net	(2,085)	(7,065)
Stock-based compensation expense	9,892	8,077
Loss on debt retirements, net	-	62,172
Excess tax benefit on stock options	(27,058)	-
Changes in operating assets and liabilities:
Accounts receivable	441	6,743
Inventories	68,917	(95,926)
Accounts payable	(26,750)	36,200
Other assets and liabilities, net	(50,058)	(126,633)
Net cash provided by operating activities	362,231	263,912
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(193,633)	(170,850)
Intangible assets acquired	(40,023)	(35,651)
Acquisition of Health Dialog and RediClinic, net of cash acquired	(69,793)	-
Proceeds from sale-leaseback transactions	-	3,989
Proceeds from dispositions of assets and investments	6,102	9,698
Net cash used in investing activities	(297,347)	(192,814)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,152,293	1,310,000
Net proceeds from revolver	5,000	12,000
Principal payments on long-term debt	(1,165,623)	(1,321,971)
Change in zero balance cash accounts	(57,545)	(5,319)
Net proceeds from the issuance of common stock	14,791	12,263
Financing fees paid for early debt redemption	-	(45,636)
Excess tax benefit on stock options	27,058	-
Deferred financing costs paid	(1,506)	(17,720)
Net cash used in financing activities	(25,532)	(56,383)
Increase in cash and cash equivalents	39,352	14,715
Cash and cash equivalents, beginning of period	146,406	129,452
Cash and cash equivalents, end of period	$185,758	$144,167

Chart 11

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 28, 2015

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$26,000,000	$26,300,000

Same store sales	3.00%	4.00%

Gross capital expenditures	$525,000	$525,000

Reconciliation of net income to adjusted EBITDA:
Net income	$223,000	$333,000
Adjustments:
Interest expense	393,000	393,000
Income tax expense	55,000	45,000
Depreciation and amortization	418,000	416,000
LIFO charge	15,000	-
Store closing and impairment charges	50,000	46,000
Loss on debt retirement	18,000	18,000
Other	28,000	24,000
Adjusted EBITDA	$1,200,000	$1,275,000

Diluted income per share	$0.22	$0.33

Chart 12